                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   FORM 8-K/A

                                 CURRENT REPORT
                                (Amendment No. 1)

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 16, 1998



                              VERILINK CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            DELAWARE                    0-19360                94-2857548
--------------------------------------------------------------------------------
(State or other jurisdiction of     (Commission File        (I.R.S. Employer
incorporation or organization)          Number)             Identification No.)



        145 BAYTECH DRIVE, SAN JOSE, CALIFORNIA             95134
--------------------------------------------------------------------------------
        (Address of principal executive offices)          (Zip Code)


        408-945-1199
--------------------------------------------------------------------------------
        (Registrant's telephone number, including area code)

The undersigned hereby amends Item 7 of its Current Report on Form 8-K filed with the Commission on December 1, 1998 to read as follows:


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS

(a)  Financial statements of business acquired.

     Report of Independent Accountants

     Consolidated Balance Sheets as of December 31, 1997 and November 15, 1998

     Consolidated Statements of Operations for the period July 3, 1996 through December 31, 1996, the year ended December 31, 1997 and the period from January 1, 1998 through November 15, 1998

     Consolidated Statement of Shareholders' Equity and Related Party
     Liabilities

     Consolidated Statements of Cash Flows for the period July 3, 1996 through December 31, 1996, the year ended December 31, 1997 and the period from January 1, 1998 through November 15, 1998

     Notes to Consolidated Financial Statements

(b)  Pro forma financial information.

     Introduction to Unaudited Pro Forma Financial Statements

     Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet as of September 27, 1998

     Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations for the year ended June 28, 1998

     Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations for the three months ended September 27, 1998

     Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Information

(c)  Exhibits.

     Pursuant to Item 601 of Regulation S-K, the following exhibits are filed herewith:

      Exhibit No.            Description
      -----------            -----------
        2.01                 Stock Purchase Agreement Dated as of November 16,
                             1998 by and between Acme-Cleveland Corporation as Seller and Verilink Corporation as Buyer.*

---------
* Exhibit previously filed.

SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                VERILINK CORPORATION


February 1, 1999                    By: /s/ John C. Batty
                                        ----------------------------------------
                                        John C. Batty,
                                        Vice President, Finance and Chief
                                        Financial Officer (Duly Authorized
                                        Officer and Principal Financial Officer)

ITEM 7(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholder of TxPort, Inc.


In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of shareholders' equity and related party liabilities and of cash flows present fairly, in all material respects, the financial position of TxPort, Inc. and its subsidiary at November 15, 1998 and December 31, 1997 and the results of their operations and their cash flows for the periods then ended and the results of their operations for the period July 3, 1996 through December 31, 1996 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

TxPort, Inc. is a member of a group of affiliated companies owned by Danaher Corporation ("Danaher") and, as disclosed in Notes 4 and 6 to the consolidated financial statements, certain administrative, technical, and financing services are provided to TxPort, Inc. by Danaher or its affiliates. It is possible that the terms of these services are not the same as those that would result from transactions among wholly unrelated parties.


PricewaterhouseCoopers LLP

San Jose, California
January 29, 1999

TXPORT, INC.
CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------


                                                                     November 15,       December 31,
                                                                         1998               1997
ASSETS
 Current assets:
   Cash and cash equivalents                                         $          -       $    340,000
   Accounts receivable, net                                             2,632,000          2,756,000
   Inventory                                                            1,918,000          6,547,000
   Prepaid expenses and other current assets                               10,000            158,000
                                                                     ------------       ------------
       Total current assets                                             4,560,000          9,801,000

 Property and equipment, net                                              841,000          1,174,000
 Intangibles                                                            8,048,000          8,189,000
                                                                     ------------       ------------
       Total Assets                                                  $ 13,449,000       $ 19,164,000
                                                                     ============       ============

LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities:
   Bank overdraft                                                    $    163,000       $    136,000
   Accounts payable                                                       790,000            932,000
   Accrued liabilities                                                  2,465,000          2,383,000
                                                                     ------------       ------------
       Total current liabilities                                        3,418,000          3,451,000
                                                                     ------------       ------------

 Commitments and contingencies (Note 7)

 Shareholders' equity and related party liabilities:
   Common Stock:  $1 par value; 100 shares authorized;
     100 shares issued and outstanding
     at November 15, 1998 and December 31, 1997                                --                 --
   Additional paid-in capital                                          11,085,000         11,085,000
   Accumulated deficit                                                (65,577,000)       (61,665,000)
   Cumulative translation adjustment                                       52,000             23,000
   Long-term note payable to related party                             55,000,000         55,000,000
   Current payable to related party                                     9,471,000         11,270,000
                                                                     ------------       ------------
       Total shareholders' equity and related party liabilities        10,031,000         15,713,000
                                                                     ------------       ------------

       Total liabilities and shareholders' equity and related
        party liabilities                                            $ 13,449,000       $ 19,164,000
                                                                     ============       ============

   The accompanying notes are an integral part of these financial statements.

TXPORT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------


                                                   For the Period                        For the Period
                                                     January 1,          For the            July 3,
                                                      1998 to           Year Ended          1996 to
                                                    November 15,       December 31,       December 31,
                                                        1998               1997               1996

Net sales                                           $ 19,319,000       $ 27,716,000       $ 14,424,000
Net sales related party                                4,245,000          9,474,000          4,722,000
                                                    ------------       ------------       ------------
      Total net sales                                 23,564,000         37,190,000         19,146,000
                                                    ------------       ------------       ------------
Cost of sales                                          9,681,000         12,603,000          8,299,000
Cost of sales related party                            4,429,000         10,257,000          4,781,000
                                                    ------------       ------------       ------------
      Total cost of sales                             14,110,000         22,860,000         13,080,000
                                                    ------------       ------------       ------------

Gross profit                                           9,454,000         14,330,000          6,066,000
                                                    ------------       ------------       ------------

Operating expenses:
  Research and development                             3,678,000          4,359,000          1,918,000
  Sales and marketing                                  5,060,000          7,749,000          3,345,000
  General and administrative                             933,000          1,937,000            754,000
  Related party management and technology fees         1,546,000          2,218,000          1,448,000
                                                    ------------       ------------       ------------
      Total operating expenses                        11,217,000         16,263,000          7,465,000
                                                    ------------       ------------       ------------

Loss from operations                                  (1,763,000)        (1,933,000)        (1,399,000)

Interest expense related party                         4,255,000          4,927,000          1,995,000
                                                    ------------       ------------       ------------

Loss before income taxes                              (6,018,000)        (6,860,000)        (3,394,000)
Benefit from income taxes                              2,106,000          2,401,000          1,188,000
                                                    ------------       ------------       ------------

Net loss                                            $ (3,912,000)      $ (4,459,000)      $ (2,206,000)
                                                    ============       ============       ============

   The accompanying notes are an integral part of these financial statements.

TXPORT, INC.
CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY AND RELATED PARTY LIABILITIES
--------------------------------------------------------------------------------

                                                                                                                          Total
                                                                                                                          Share-
                                                                                           Long-Term                      holders'
                                                                                             Note           Current      Equity and
                                          Additional                        Cumulative    Payable to      Payable to      Related
                       Common Stock        Paid-In        Accumulated      Translation      Related         Related        Party
                     Shares    Amount      Capital          Deficit         Adjustment       Party           Party       Liabilities
Balance at
 July 3, 1996           100      $--     $11,085,000    $         --          $    --     $        --     $ 8,987,000   $20,072,000

Net related party
 transactions            --       --              --              --               --              --         362,000       362,000
Dividend paid            --       --              --     (55,000,000)              --      55,000,000              --            --
Translation
 adjustment              --       --              --              --            4,000              --              --         4,000
Net loss                 --       --              --      (2,206,000)              --              --              --    (2,206,000)
                        ---      ---     -----------    ------------          -------     -----------     -----------   -----------
Balance at
 December 31, 1996      100       --      11,085,000     (57,206,000)           4,000      55,000,000       9,349,000    18,232,000

Net related party
 transactions            --       --              --              --               --              --       1,921,000     1,921,000
Translation
 adjustment              --       --              --              --           19,000              --              --        19,000
Net loss                 --       --              --      (4,459,000)              --              --              --    (4,459,000)
                        ---      ---     -----------    ------------          -------     -----------     -----------   -----------
Balance at
 December 31, 1997      100       --      11,085,000     (61,665,000)          23,000      55,000,000      11,270,000    15,713,000

Net related party
 transactions            --       --              --              --               --              --      (1,799,000)   (1,799,000)
Translation
 adjustment              --       --              --              --           29,000              --              --        29,000
Net loss                 --       --              --      (3,912,000)              --              --              --    (3,912,000)
                        ---      ---     -----------    ------------          -------     -----------     -----------  ------------
Balance at
 November 15, 1998      100      $--     $11,085,000    $(65,577,000)         $52,000     $55,000,000     $ 9,471,000  $ 10,031,000
                        ===      ===     ===========    ============          =======     ===========     ===========  ============




   The accompanying notes are an integral part of these financial statements.

TXPORT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------


                                                                  For the Period                     For the Period
                                                                    January 1,         For the           July 3,
                                                                     1998 to          Year Ended         1996 to
                                                                   November 15,      December 31,      December 31,
                                                                      1998               1997              1996

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                         $(3,912,000)      $(4,459,000)      $(2,206,000)
  Adjustments to reconcile net loss to net cash provided by
    (used in) operating activities:
      Provision for doubtful accounts and returns                      (41,000)           34,000           (29,000)
      Loss on disposal of property and equipment                         5,000             3,000                --
      Depreciation and amortization                                    556,000           811,000           457,000
      Amortization of goodwill                                         191,000           220,000           110,000
      Changes in current assets and liabilities:
        Accounts receivable                                            165,000         1,801,000                --
        Inventory                                                    4,629,000         1,293,000         3,627,000
        Prepaid expenses and other current assets                      148,000           (35,000)          (17,000)
        Accounts payable                                              (142,000)         (454,000)         (320,000)
        Accrued liabilities                                            130,000          (156,000)         (589,000)
        Income taxes payable                                                --                --          (423,000)
                                                                   -----------       -----------       -----------
          Net cash provided by used in operating activities          1,729,000          (942,000)          610,000
                                                                   -----------       -----------       -----------


CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                  (318,000)         (771,000)         (638,000)
  Proceeds on disposal of property and equipment                        90,000                --                --
                                                                   -----------       -----------       -----------
          Net cash used in investing activities                       (228,000)         (771,000)         (638,000)
                                                                   -----------       -----------       -----------


CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from (repayment of) intercompany transactions            (1,799,000)        1,921,000           362,000
  Proceeds from (repayment of) bank borrowings                         (71,000)         (303,000)           78,000
                                                                   -----------       -----------       -----------
          Net cash provided by (used in) financing activities       (1,870,000)        1,618,000           440,000
                                                                   -----------       -----------       -----------


Effect of exchange rate changes on cash                                 29,000            19,000             4,000
                                                                   -----------       -----------       -----------

Net increase (decrease) in cash and cash equivalents                  (340,000)          (76,000)          416,000

Cash and cash equivalents at beginning of period                       340,000           416,000                --
                                                                   -----------       -----------       -----------

Cash and cash equivalents at end of period                         $        --       $   340,000       $   416,000
                                                                   -----------       -----------       -----------


   The accompanying notes are an integral part of these financial statements.

TXPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


1.    THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      THE COMPANY
      TxPort, Inc. (the "Company") was originally incorporated in Alabama in 1990 and was reincorporated in Delaware in 1995. The Company designs, manufactures and sells customer premise telecommunication access products serving the functional applications of channel service units ("CSU"), channel service unit/data service units ("CSU/DSU"), multiplexers, and frame relay access devices. The Company is currently developing several new products that address the growing interest in incorporating CSU/DSU functionality with other hardware platforms.

      The Company's customers include major U.S. long distance and local exchange carriers, as well as various telecom Value Added Resellers/Value Added Distributors.

      The Company's primary premise is located in Madison, Alabama.

      CONSOLIDATION
      The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, TxPort Data, Inc. (incorporated in Canada). Intercompany transactions and accounts have been eliminated.

      USE OF ESTIMATES
      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      CASH EQUIVALENTS
      The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

      CONCENTRATION OF CREDIT RISK
      Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash, cash equivalents, short-term investments and accounts receivable. The Company's accounts receivable are derived from revenue earned from customers located principally in the U.S. The Company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers. The Company maintains an allowance for doubtful accounts receivable based upon the expected collectibility of accounts receivable.

      The following table summarizes the revenues from customers in excess of 10% of the total revenues:


                                   Period Ended     Year Ended
                                   November 15,    December 31,
                                       1998            1997

      Bell Atlantic (NYNEX)            15.1%           14.1%
      Reuters                          10.0%           10.8%
      MCI Worldcom                      6.8%           23.7%

TXPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

      At November 15, 1998, these three companies accounted for 15.1%, 17.9% and 11.4% of total accounts receivable, respectively. At December 31, 1997, they accounted for 18.7%, 12.3% and 24.7% of total accounts receivable, respectively.

      INVENTORY
      Inventories are stated at the lower of cost or market, cost being determined using the first-in, first-out method.

      PROPERTY AND EQUIPMENT
      Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the shorter of estimated useful lives of the assets, generally two to ten years, or the lease term of the respective assets.

      LONG-LIVED ASSETS
      The Company evaluates the recoverability of its long-lived assets in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of ("SFAS 121"). SFAS 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets.

      GOODWILL
      Goodwill resulting from the acquisition of Acme-Cleveland Corporation (the Company's parent) by Danaher Corporation is included in intangibles at November 15, 1998 and December 31, 1997, and is being amortized using the straight line method over forty years.

      STOCK-BASED COMPENSATION
      The Company accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB No. 25") and complies with the disclosure provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation ("SFAS
      No. 123").

      FOREIGN CURRENCY TRANSLATION
      The Company's foreign subsidiary in Canada is considered an independent operation having the local currency as its functional currency. Accordingly, its net assets are translated at period end exchange rates, while its income and expense accounts are translated at average rates in effect during the period. Adjustments resulting from these translations are reflected in the Shareholders' Equity and Related Party Liabilities section titled "Cumulative translation adjustment."

      INCOME TAXES
      As a wholly owned subsidiary the Company's income or loss is included in a consolidated return for Federal income tax purposes. The income tax benefits resulting from net operating losses are therefore passed to other companies within the Group. Consideration for the benefit of net operating losses transferred is received at an agreed rate of 35% of the loss from operations. Deferred income tax assets and liabilities are maintained by its parent companies.

      REVENUE RECOGNITION
      The Company recognizes revenue on shipment of product except in relation to separately identified maintenance revenue which is recognized over the maintenance period.

TXPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

2.    SUPPLEMENTAL CASH FLOW INFORMATION


                                         For the Period               For the Period
                                            January 1,                   July 3,
                                             1998 to     Year Ended      1996 to
                                           November 15,  December 31,  December 31,
                                             1998          1997          1996

      Supplemental noncash investing
        and financing activity:

      Accrued contingent acquisition
       payment                             $    50,000      $ --      $        --
                                           -----------      ----      -----------

      Dividend paid by a note payable      $        --      $ --      $55,000,000
                                           ===========      ====      ===========



3.    BALANCE SHEET COMPONENTS

                                                       November 15,       December 31,
                                                           1998               1997

      Accounts receivable, net:
        Accounts receivable                            $ 2,761,000        $ 2,926,000

        Less:Allowance for doubtful accounts              (129,000)          (170,000)
                                                       -----------        -----------

                                                       $ 2,632,000        $ 2,756,000
                                                       ===========        ===========

      Inventory:
        Finished goods                                 $ 1,704,000        $ 4,857,000
        Work-in-progress                                    38,000            738,000
        Raw materials                                      176,000            952,000
                                                       -----------        -----------

                                                       $ 1,918,000        $ 6,547,000
                                                       ===========        ===========

                                                             November 15,    December 31,
                                                                 1998             1997

      PROPERTY AND EQUIPMENT, NET:
        Leasehold improvements                                $  283,000      $  285,000
        Machinery and equipment                                2,030,000       2,133,000
                                                              ----------      ----------
                                                               2,313,000       2,418,000
        Less:  Accumulated depreciation and amortization      (1,472,000)     (1,244,000)
                                                              ----------      ----------

                                                              $  841,000      $1,174,000
                                                              ==========      ==========

      Accrued liabilities:
        Payroll and related expenses                          $  775,000      $  811,000
        Warranty                                                 536,000         579,000
        Credits due to customers                                 210,000              --
        Other                                                    944,000         993,000
                                                              ----------      ----------

                                                              $2,465,000      $2,383,000
                                                              ==========      ==========

TXPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

4.    RELATED PARTY TRANSACTIONS

      The Company is a member of a group of affiliated companies owned by Danaher Corporation ("Danaher"). Significant related party transactions with Danaher and its affiliates not disclosed elsewhere in the financial statements are as follows:

      RELATED PARTY SALES
      The Company was a subcontract manufacturer for an affiliate. The revenue and cost of sales are separately shown in the consolidated statements of operations. These transactions declined throughout 1998 with the last occurring in September 1998. Revenues recorded are not necessarily indicative of those that would have been recorded if the Company had not been a related entity.

      TECHNICAL SERVICES
      Danaher and its affiliates own or have the right to use patents, know-how and other proprietary technology as well as substantial expertise in the design and manufacture of products and systems using this technology. In consideration for the use of the technology and expertise, the Company paid Danaher and its affiliates a percentage of revenue. The expense for these services amounted to $482,000, $832,000 and $588,000 for the period ended November 15, 1998, the year ended December 31, 1997 and the period ended December 31, 1996, respectively. Such charges and allocations are not necessarily indicative of the costs that would have been incurred if the Company had not been a related entity.

      CONSULTING SERVICES
      Danaher provides to the Company various administrative services such as cash management; employee pension plan and benefits management; tax, accounting, financial reporting and regulatory compliance services and administration; and tax, financial and strategic planning services. The costs of these functions have been allocated to the Company based on a percentage of revenue methodology. The allocated costs of these services amounted to $966,000, $1,386,000 and $958,000 for the period ended November 15, 1998, the year ended December 31, 1997 and the period ended December 31, 1996, respectively. Such charges and allocations are not necessarily indicative of the costs that would have been incurred if the Company had not been a related entity.


5.    INCOME TAXES

      The Company had carried forward state income tax net operating losses of $3,085,000, $9,199,000 and $15,810,000 at December 31, 1996, December 31,
      1997 and November 15, 1998, respectively. Management believes that, based on a number of factors, it is more likely than not that the deferred tax assets as a result of the net operating losses will not be utilized, such that a full valuation allowance has been recorded.

TXPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

6.    LONG TERM NOTE PAYABLE TO RELATED PARTY

      The Company entered into a promissory note in the amount of $55,000,000 with a related party on July 31, 1996. The note bears interest at a rate of 2% over the yield on the U.S. Treasury's 30-year benchmark bond and the total amount is due on July 31, 2006. Interest is calculated on the basis of a year of 365 days and payable on a semi-annually basis.


7.    COMMITMENTS AND CONTINGENCIES

      PURCHASE COMMITMENTS
      At November 15, 1998, the Company had approximately $452,000 in noncancelable purchase commitments with suppliers. The Company expects to sell all products which it has committed to purchase from suppliers.

      LEASES
      The Company leases office space and equipment under noncancelable operating leases with various expiration dates through May 2001. The Company subleases certain properties for the remainder of the lease life. However, if TxPort extends its lease, the sublease is extended until November 2000. Rent expense for the period ended November 15, 1998, the year ended December 31, 1997 and the period ended December 31, 1996 was $561,000, $741,000 and $427,000, respectively. The Company recognizes rent expense on a straight-line basis over the lease period, and has accrued for rent expense incurred but not paid.

      Future minimum lease payments under noncancelable operating and capital leases, including lease commitments entered into subsequent to November 15, 1998 and future minimum sublease rental receipts under noncancelable operating leases are as follows:

      Year Ended                                            Operating      Sublease
      November 15,                                            Leases        Income

      1999                                                   $464,000      $188,000
      2000                                                     70,000        13,000
      2001                                                      4,000            --
                                                             --------      --------

      Total minimum lease payments and sublease income       $538,000      $201,000
                                                             --------      --------


      CONTINGENCIES
      The Company has received a claim for an increased contingent payment in relation to an acquisition made by the Company in April 1996. Management believes that the Company is indemnified against such a claim by its parent prior to the November 16, 1998 transaction as discussed in Note 11.

      The Company is engaged in another legal proceeding included in its normal business activities. While it is not possible to determine the ultimate outcome of this action at this time, management believes that any liabilities resulting from the claim will not have a material adverse effect on the Company's consolidated financial position or results of operations.

TXPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

8.    COMMON STOCK

      The Company's Articles of Incorporation, as amended, authorize the Company to issue 100 shares of $1 par value Common Stock.


9.    STOCK OPTION PLANS

      In December 1996, the Company adopted the 1996 Stock Option Plan (the "Plan"). Under the Plan, stock options were granted to employees of the Company. The options had a fair value, as defined in SFAS 123, of nil. None of the options were ever exercised. As a result of the acquisition of the Company by Verilink Corporation, as referred to in Note 11, all outstanding options and the Plan were cancelled on November 16, 1998.


10.   EMPLOYEE BENEFIT PLANS

      The Company participates in an affiliate sponsored 401(k) defined contribution plan covering all employees. Contributions made by the Company vary between 3% and 6% of employee salaries depending upon employee contribution levels. Employer contributions under this plan amounted to $267,000, $346,000 and $183,000 for the period ended November 15, 1998, the year ended December 31, 1997 and the period ended December 31, 1996, respectively. The Plan was superceded by a Verilink Corporation plan as a result of the transaction referred to in Note 11.


11.   SUBSEQUENT EVENTS

      On November 16, 1998, the Company was acquired by Verilink Corporation as part of an agreement between TxPort's parent and Verilink Corporation. All of TxPort's outstanding intercompany obligations to Danaher and its affiliates were terminated. These obligations included liabilities totaling $64,471,000.

ITEM 7(b)  PRO FORMA FINANCIAL INFORMATION.

     On November 16, 1998, Verilink Corporation purchased all of the outstanding shares of TxPort, Inc. from Acme-Cleveland Corporation for $10,000,000 in cash.

The unaudited pro forma condensed combined consolidated financial information gives effect to the acquisition of TxPort by Verilink under the purchase method of accounting. The unaudited pro forma condensed combined consolidated balance sheet combines Verilink's unaudited consolidated balance sheet and TxPort's unaudited consolidated balance sheet at September 27, 1998 as if the acquisition had occurred on September 27, 1998.

The unaudited pro forma condensed combined consolidated statements of operations combine the historical results of operations of Verilink and TxPort for the twelve months ended June 28, 1998 and the three months ended September 27, 1998, giving effect to the acquisition as if it had occurred at June 30, 1997.

The pro forma financial information is presented for illustrative purposes only and does not purport to be indicative of the operating results or financial position that would have occurred had the acquisition been effected for the periods indicated nor is it indicative of the future operating results or financial position of the Company.

The pro forma adjustments are based upon information and assumptions available at the time of the filing of this Form 8-K/A. The pro forma information should be read in conjunction with the historical audited and unaudited consolidated financial statements of Verilink, including the notes thereto, and the audited historical financial statements of TxPort, including the notes thereto.

                     Verilink Corporation and TxPort, Inc.
            Pro Forma Condensed Combined Consolidated Balance Sheet
                                   (Unaudited)

                                                           September 27, 1998
                                      -------------------------------------------------------------
                                      Historical        Historical    Pro Forma          Pro Forma
                                       Verilink           TxPort     Adjustments         Combined
                                      -------------------------------------------------------------
              ASSETS
Current Assets:
   Cash and cash equivalents          $ 12,741,000   $        --   $(10,000,000)(a)     $ 2,741,000
   Short-term investments               29,145,000            --                         29,145,000
   Accounts receivable, net              7,752,000     2,219,000                          9,971,000
   Inventories                           4,864,000     2,106,000                          6,970,000
   Deferred tax assets                   1,532,000            --                          1,532,000
   Other current assets                    257,000         7,000                            264,000
                                      ------------   -----------   ------------         -----------
      Total current assets              56,291,000     4,332,000    (10,000,000)         50,623,000

Property and equipment, net              7,116,000       835,000                          7,951,000
Deferred tax assets                        436,000            --                            436,000
Intangible assets                               --     7,973,000     (2,438,000)(a),(b)   5,535,000
Other assets                             1,419,000            --                          1,419,000
                                      ------------   -----------   ------------         -----------

      Total assets                    $ 65,262,000   $13,140,000   $(12,438,000)        $65,964,000
                                      ============   ===========   ============         ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Accounts payable                   $  1,970,000   $   554,000    $        --         $ 2,524,000
   Accrued expenses                      7,516,000     2,183,000      1,295,000 (a)      10,994,000
   Income taxes payable                  1,117,000            --                          1,117,000
                                      ------------   -----------   ------------          ----------
      Total liabilities                 10,603,000     2,737,000      1,295,000          14,635,000

Note & Accounts Payable, Affiliate              --    64,251,000    (64,251,000)(b)              --

Stockholders' equity                    54,659,000   (53,848,000)    50,518,000(a),(b)   51,329,000
                                      ------------   -----------   ------------         -----------

Total liabilities and stockholders'
    equity                            $ 65,262,000   $13,140,000   $(12,438,000)        $65,964,000
                                      ============   ===========   ============         ===========

See accompanying notes to unaudited pro forma condensed combined consolidated financial information.

                     Verilink Corporation and TxPort, Inc.
       Pro Forma Condensed Combined Consolidated Statement of Operations
                                  (Unaudited)

                                                                    Year Ended June 28, 1998
                                                ----------------------------------------------------------------
                                                   Historical     Historical       Pro Forma          Pro Forma
                                                    Verilink        TxPort        Adjustments         Combined
                                                ----------------------------------------------------------------
Sales                                           $ 50,915,000     $24,221,000     $        --        $ 75,136,000
Cost of sales                                     25,794,000      12,149,000                          37,943,000
                                                ------------     -----------     -----------         -----------

Gross Profit                                      25,121,000      12,072,000              --          37,193,000

Operating expenses:
   Research and development                       12,484,000       3,874,000                          16,358,000
   Selling, general and administrative            16,382,000      10,173,000      (1,159,000)(c)(d)   25,396,000
                                                ------------     -----------     -----------          ----------

Total operating expenses                          28,866,000      14,047,000      (1,159,000)         41,754,000
                                                ------------     -----------     -----------          ----------

Loss from operations                              (3,745,000)     (1,975,000)      1,159,000          (4,561,000)
Interest and other income, net                     2,066,000              --        (500,000)(e)       1,566,000
Intercompany interest                                     --      (4,959,000)      4,959,000 (f)               0
                                                ------------     -----------     -----------         -----------

Loss before taxes                                 (1,679,000)     (6,934,000)      5,618,000          (2,995,000)
Benefit from income taxes                            608,000       2,427,000      (2,427,000)(g)         608,000
                                                ------------     -----------     -----------         -----------

Net loss                                        $ (1,071,000)    $(4,507,000)    $ 3,191,000         $(2,387,000)
                                                ============     ===========     ===========         ===========

Net loss per share - Basic                      $      (0.08)                                        $     (0.17)
                                                ============                                         ===========

Net loss per share - Diluted                    $      (0.08)                                        $     (0.17)
                                                ============                                         ===========

Shares used in per share computation - Basic          13,742                                              13,742
                                                ============                                         ===========

Shares used in per share computation - Diluted        13,742                                              13,742
                                                ============                                         ===========

See accompanying notes to unaudited pro forma condensed combined consolidated financial information.

                      Verilink Corporation and TxPort, Inc.
          Pro Forma Condensed Combined Consolidated Statement of Operations
                                 (Unaudited)

                                                            Three Months Ended September 27, 1998
                                                --------------------------------------------------------------
                                                  Historical     Historical     Pro Forma           Pro Forma
                                                   Verilink        TxPort      Adjustments          Combined
                                                --------------------------------------------------------------
Sales                                           $17,078,000    $ 4,806,000      $       --         $21,884,000
Cost of sales                                     8,308,000      2,513,000                          10,821,000
                                                -----------    -----------      ----------         -----------

Gross Profit                                      8,770,000      2,293,000              --          11,063,000

Operating expenses:
   Research and development                       3,290,000      1,052,000                           4,342,000
   Selling, general and administrative            4,928,000      1,963,000        (189,000)(c)(d)    6,702,000
                                                -----------    -----------      ----------         -----------

Total operating expenses                          8,218,000      3,015,000        (189,000)         11,044,000
                                                -----------    -----------      ----------         -----------

Income (loss) from operations                       552,000       (722,000)        189,000              19,000
Interest and other income, net                      559,000                       (125,000)(e)         434,000
Intercompany interest                                    --     (1,216,000)      1,216,000 (f)               0
                                                -----------    -----------      ----------         -----------

Income (loss) before taxes                        1,111,000     (1,938,000)      1,280,000             453,000
Provision for (benefit from) income taxes           389,000       (679,000)        449,000 (g)         159,000
                                                -----------    -----------      ----------         -----------

Net income (loss)                               $   722,000    $(1,259,000)     $  831,000         $   294,000
                                                ===========    ===========      ==========         ===========

Net income per share - Basic                    $      0.05                                        $      0.02
                                                ===========                                        ===========

Net income per share - Diluted                  $      0.05                                        $      0.02
                                                ===========                                        ===========

Shares used in per share computation - Basic         13,908                                             13,908
                                                ===========                                        ===========

Shares used in per share computation - Diluted       14,244                                             14,244
                                                ===========                                        ===========


See accompanying notes to unaudited pro forma condensed combined consolidated financial statement.

Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial
Information

Note 1 - Pro Forma Adjustments

The following adjustments were applied to the historical condensed financial statements to arrive at the pro forma condensed combined consolidated financial statements.

(a) On November 16, 1998 Verilink Corporation completed its acquisition of TxPort, Inc. The acquisition was accounted for using the purchase method, accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based on the estimated fair value as of the acquisition date. The allocation of the purchase price, assuming the acquisition occurred on September 27, 1998, for pro forma purposes, is as follows:


    Cash Paid                                      $10,000,000
    Estimated acquisition costs                        500,000
                                                 --------------
                                                   $10,500,000
                                                 ==============

    Tangible assets                                $ 5,167,000
    Intangible assets                                5,535,000
    In-process research and development              3,330,000
    Liabilities assumed                             (3,532,000)
                                                 --------------
                                                   $10,500,000
                                                 ==============

    Liabilities assumed includes amounts which were not included in the historic TxPort financial statements related to the payment of retention bonuses and severance costs of $795,000.

    On the acquisition date, Verilink recorded a charge of 3,330,000 related to the in-process research and development.

(b) Reflects purchase accounting adjustments to eliminate TxPort's equity balance of $53,848,000, and other intangibles of $7,973,000. Note and accounts payable to TxPort's affiliate were terminated as part of the acquisition.

(c) Adjustment reflects the amortization of the amount of the purchase price allocated to identified intangible assets over a period of 12 months for the period ended June 27, 1998 and 3 months for the period ended September 27, 1998. The intangibles are being amortized as follows:

                                                Economic
       Intangible Asset            Amount      Useful Life
       ----------------            ------      -----------
    Existing Technology         $  720,000       3 years
    Customer Relations           1,510,000       5 years
    Assembled Workforce          1,220,000       5 years
    Goodwill                     2,085,000      10 years
                                ----------
                                $5,535,000

(d) Reflects the adjustment to remove the management and technology fee expense in relation to agreements with TxPort's affiliates that were terminated as a result of the purchase. Also eliminates the amortization of the intangible eliminated in adjustment (b).

(e) Reflects the adjustment to reduce interest income as a result of a lower cash and cash equivalents balance.

(f) Reflects the adjustment to eliminate the interest on the note that was cancelled as a result of the purchase.

(g) Reflects the adjustment to income taxes based on the pro forma results for the periods presented.


Note 2.  NON-RECURRING REVENUE

Until September 1998 TxPort manufactured products for an affiliate. As this has ceased, sales of $9,022,000 and $567,000 for the year ended June 28, 1998 and the quarter ended September 27, 1998 respectively have been excluded from the pro forma condensed combined consolidated statements of operations.

Note 3.  MATERIAL NON-RECURRING CHARGES

Research and development in process costs, expensed in the period of the acquisition, are not reflected in the pro forma statement of operations herewith pursuant to Article 11 of Regulation S-X. The research and development in process represents the estimated current fair market value using a risk adjusted income approach, of specifically identified technologies which had not reached technological feasibility.